                                                                    Exhibit 3.48


                             ARTICLES OF AMENDMENT

                                       OF

                           AMERICAN SEAFOODS COMPANY

     Pursuant to R.C.W. 23B.10.060, the undersigned certifies to the following for purposes of amending the Articles of Incorporation of American Seafoods Company.

     1. The name of the corporation, before the effective date of this Amendment, is of American Seafoods Company.

     2. The following amendment of the Articles of Incorporation was adopted by the Board of Directors:

          The text of Article I was deleted in its entirety and replaced with the following:

          The name of this corporation ASC, Inc.

     3. The amendment was adopted by the Board of Directors as of July 10, 2000.

     4. The amendment was adopted by the Board of Directors without shareholder action pursuant to R.C.W. 23B.10.020(5).

     DATED as of the 10 day of July, 2000.


                                       /s/ Michael J. Hyde
                                       -------------------------
                                           Michael J. Hyde
                                             President


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                         ARTICLES OF INCORPORATION

                                       OF

                           AMERICAN SEAFOODS COMPANY


                                   ARTICLE I
                                   ---------

     The name of this corporation is American Seafoods Company.


                                   ARTICLE II
                                   ----------


     This corporation has perpetual existence.


                                  ARTICLE III
                                  -----------

     The purpose or purposes for which this corporation is organized are:

          (1) To manage and operate fishing vessels.

          (2) To engage in any other lawful business or activity whatsoever which may hereafter from time to time be authorized by the Board of Directors.

                                   ARTICLE IV
                                   ----------

          The corporation shall have authority to issue One Hundred Thousand (100,000) shares of common stock in the aggregate in return for such consideration as shall be determined by the Board of Directors.

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                                   ARTICLE V
                                   ---------

     Shareholders of this corporation have preemptive rights to acquire additional shares issued by the corporation.


                                   ARTICLE VI
                                   ----------

     The address of the initial registered office of the corporation is 4200 First Interstate Center, Seattle, Washington 98104-4082, and the name of the initial registered agent at such address is J. Carl Mundt.


                                  ARTICLE VII
                                  -----------

     The initial Board of Directors of the corporation shall consist of three
(3) directors. The following individuals are to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

          Name                                       Address
          ----                                       -------

      Kjell Rokke                            Market Place One, Suite 400
                                             2001 Western Avenue
                                             Seattle, Washington 98121

      Helge Mogster                          5392 Storebo
                                             Norway

      Thornton Edward Luttrell, II           2253 Gilman Drive West
                                             Suite 401
                                             Seattle, Washington 98119

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     The number of directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws.


                                  ARTICLE VIII
                                  ------------

     The name and address of the incorporator is:

     Name                                        Address
     ----                                        -------
     Thornton Edward Luttrell, II        2253 Gilman Drive West
                                         Suite 401
                                         Seattle, Washington 98119


                                   ARTICLE IX
                                   ----------

     The Board of Directors is authorized to make, alter, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders having voting power to alter, amend or repeal such Bylaws.


                                   ARTICLE X
                                   ---------

     At each election for directors every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.



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

                                   ARTICLE XI
                                   ----------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

     Dated as of the 20 day of July, 1988.


                                          /s/ Thornton Edward Luttrell, II
                                          -----------------------------
                                                    Incorporator

8192a






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